UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2018

HASH LABS INC.
(Exact name of registrant as specified in its charter)

Nevada	033-25126D	85-0368333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

78 SW 7th Street Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 295-1990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On June 25, 2018, Hash Labs Inc. (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company agreed to sell, and the Investor agreed to purchase, an aggregate of 1,010,101 shares of the Company’s common stock, $0.0001 par value (the “Common Stock”), for an aggregate purchase price equal to $333,333.33. The closing under the Subscription Agreement is expected to take place on June 29, 2018, following the satisfaction of the customary closing conditions. The Common Stock will be sold to the Investor in a private placement in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506 of Regulation D promulgated thereunder. The shares sold pursuant to the Subscription Agreement are restricted in accordance with Rule 144 of the Securities Act. The issuance, and potential issuances, did not involve any public offering. No underwriters or agents were or will be involved in the foregoing issuances and the Company paid no underwriting discounts or commissions in connection therewith.

The foregoing description of the Subscription Agreement does not purport to be complete and is qualified in its entirety by reference to the Subscription Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished as part of this Current Report.

No.	Exhibit
10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASH LABS INC.

Date: June 29, 2018	By:	/s/ J. Mark Goode
J. Mark Goode Chief Executive Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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EXHIBIT INDEX

No.	Exhibit
10.1	Form of Subscription Agreement

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